General DataComm Industries, Inc. and Subsidiaries
                          Calculation of Loss per Share
                      (In thousands except per share data)


                                                           Three months ended
                                                               December 31,
                                                              1996      1995
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Primary loss per share:

    Weighted average number of common shares outstanding    20,987      20,499
    Assumed exercise of certain stock options                    -           -
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                                                            20,987      20,499
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    Net loss                                               ($5,674)    ($2,891)
    Payment of preferred stock dividends                      (450)        --
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                                                           ($6,124)    ($2,891)
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Primary loss per share                                      ($0.29)     ($0.14)
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Fully diluted loss per share:

    Weighted average number of common shares outstanding    20,987      20,499
    Assumed exercise of certain stock options                    -           -
-------------------------------------------------------------------------------
                                                            20,987      20,499
-------------------------------------------------------------------------------
    Net loss                                               ($5,674)    ($2,891)
    Payment of preferred stock dividends                      (450)         --
-------------------------------------------------------------------------------
                                                           ($6,124)    ($2,891)
-------------------------------------------------------------------------------
Fully diluted loss per share                                ($0.29)     ($0.14)
===============================================================================

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